                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                                   UTG, INC.
                            (A Delaware Corporation)

                                      AND

                            UNITED TRUST GROUP, INC.
                           (An Illinois Corporation)

     THIS  AGREEMENT  AND  PLAN OF  MERGER,  dated  as of  April  4,  2005  (the
"Agreement"),  is made by and between UTG, Inc., a Delaware corporation ("United
Delaware"),  and United  Trust Group,  Inc.,  an Illinois  corporation  ("United
Illinois"). United Delaware and United Illinois are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. United  Illinois is a corporation  duly organized and existing under the laws of the State of Illinois. On the date hereof, the total number of shares of
Common Stock of United Illinois (the "United Illinois Common Stock"), authorized to be issued is 7,000,000  and the total number of shares of Preferred  Stock of
United Illinois (the "United Illinois  Preferred Stock") authorized to be issued is 150,000.

     B. United  Delaware is a corporation  duly organized and existing under the laws of the State of Delaware. On the date hereof, the total number of shares of
Common  Stock,  $.001 par value per share (the "United  Delaware  Common  Stock")
authorized  to be  issued  is  7,000,000,  and the  total  number  of  shares of
Preferred  Stock,  $.001 par value  per share  (the  "United  Delaware  Preferred
Stock") authorized to be issued is 150,000.  The United Delaware Preferred Stock is undesignated as to series, rights, preferences,  privileges, or restrictions.
As of the date hereof,  100 shares of United  Delaware  Common Stock were issued and  outstanding,  all of which were held by United  Illinois,  and no shares of
United Delaware Preferred Stock were issued and outstanding.

     C. United Delaware is a wholly owned subsidiary of United Illinois.

     D. The Board of Directors of United  Illinois has determined  that, for the purpose of  effecting  the  reincorporation  of United  Illinois in the State of
Delaware,  it is advisable and in the best interests of United  Illinois and its shareholders  that United  Illinois merge with and into United Delaware upon the terms and conditions provided herein.

     E. The  respective  Boards of  Directors  of  United  Delaware  and  United
Illinois  have  approved and adopted this  Agreement and have directed that this
Agreement  be submitted to a vote of their sole  stockholder  and  shareholders, respectively, and executed by the undersigned officers.

     F. The  Merger  (as  hereinafter  defined)  is  intended  to  qualify  as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986,
as amended.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein,  United Delaware and United Illinois hereby agree,  subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I

                                     MERGER

     1.1 Merger.

     In accordance with the provisions of this Agreement,  the Delaware  General
Corporation  Law (the "DGCL") and the  Illinois  Business  Corporation  Act (the
"IBCA"),  United  Illinois  shall be merged with and into United  Delaware  (the
"Merger"),  the separate  existence of United  Illinois shall cease,  and United
Delaware  shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. United Delaware shall be, and is sometimes referred to herein as, the "Surviving  Corporation."  The name of the Surviving  Corporation shall be UTG, Inc.

     1.2 Filing and Effectiveness.

     The Merger shall become  effective  when the  following  actions shall have been completed:

          (a) this Agreement and the Merger shall have been adopted and approved by each Constituent  Corporation in accordance with the requirements of the
     DGCL and the IBCA;

          (b) all of the conditions  precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) an  executed  Certificate  of  Ownership  and Merger  meeting  the requirements  of the DGCL shall have been filed with the Secretary of State of the State of Delaware (the "Delaware Certificate"); and

          (d) executed  articles of merger,  as provided in the IBCA, shall have been filed with the Secretary of State of the State of Illinois.

     The date and time when the Merger shall become effective,  as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 Effect of the Merger.

          Upon the  Effective  Date of the Merger,  the  separate  existence  of
     United  Illinois  shall  cease  and  United  Delaware,   as  the  Surviving
     Corporation shall:

     (i)  continue to possess all of its assets,  rights, powers and property as constituted immediately prior to the Effective Date of the Merger;

     (ii) be subject to all actions previously taken by its and United Illinois'
          Boards of Directors;

     (iii)succeed,  without other transfer, to all of the assets, rights, powers and property of United  Illinois in the manner more fully set forth in
          Section 259 of the DGCL;

     (iv) continue  to  be  subject  to  all  of  the  debts,   liabilities  and
          obligations of United Delaware as constituted immediately prior to the
          Effective Date of the Merger; and

     (v)  succeed,  without other transfer, to all of the debts, liabilities and obligations  of  United  Illinois  in the  same  manner  as if  United
          Delaware had itself  incurred  them,  all as more fully provided under the applicable provisions of the DGCL and the IBCA.

                                   ARTICLE II

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation.

     The  Certificate  of   Incorporation   of  United  Delaware  as  in  effect
immediately  prior to the  Effective  Date of the Merger shall  continue in full
force  and  effect  as  the  Certificate  of   Incorporation  of  the  Surviving
Corporation  until duly amended in accordance  with the  provisions  thereof and applicable law.

     2.2 By-Laws.

     The  By-Laws  of  United  Delaware  as in effect  immediately  prior to the
Effective  Date of the  Merger  shall  continue  in full force and effect as the
By-Laws of the Surviving  Corporation  until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers.

     The  directors  and officers of United  Illinois  immediately  prior to the
Effective  Date  of the  Merger  shall  be the  directors  and  officers  of the
Surviving  Corporation  until their  successors shall have been duly elected and
qualified  or  until  as  otherwise   provided  by  law,  the   Certificate   of
Incorporation  of the  Surviving  Corporation  or the  By-Laws of the  Surviving
Corporation.

                                  ARTICLE III

                         MANNER OF CONVERSION OF STOCK

     3.1 United Illinois Common Stock.

     Upon the Effective Date of the Merger, each share of United Illinois Common
Stock, issued and outstanding  immediately prior thereto shall, by virtue of the
Merger and without  any action by either of the  Constituent  Corporations,  the holder of such shares or any other person,  be converted  into and exchanged for one (1) fully  paid and  nonassessable  share of Common  Stock of the  Surviving
Corporation.

     3.2 United Illinois Employee Benefit Plans.

     Upon the  Effective  Date of the Merger,  the Surviving  Corporation  shall assume  and  continue  any and all  stock  option,  stock  incentive  and  other equity-based award plans heretofore adopted by United Illinois (individually, an
"Equity  Plan" and,  collectively,  the "Equity  Plans"),  and shall reserve for issuance  under each  Equity Plan a number of shares of United  Delaware  Common
Stock equal to the number of shares of United  Illinois Common Stock so reserved immediately prior to the Effective Date of the Merger.  Each unexercised  option or other right to purchase  United  Illinois  Common Stock  granted under and by virtue of any such Equity  Plan which is  outstanding  immediately  prior to the
Effective  Date of the Merger  shall,  upon the  Effective  Date of the  Merger, become an option or right to purchase  United Delaware Common Stock on the basis of one share of United  Delaware  Common Stock for each share of United Illinois
Common Stock issuable  pursuant to any such option or stock purchase right,  and otherwise  on the same terms and  conditions  and at an exercise  or  conversion price per share equal to the exercise or conversion  price per share  applicable to any  such  United  Illinois  option  or  stock  purchase  right.  Each  other equity-based  award relating to United  Illinois Common Stock granted or awarded under any of the Equity  Plans  which is  outstanding  immediately  prior to the
Effective  Date of the Merger  shall,  upon the  Effective  Date of the  Merger, become an award  relating to United  Delaware  Common  Stock on the basis of one share of United  Delaware  Common Stock for each share of United Illinois Common
Stock to which such award relates and otherwise on the same terms and conditions applicable to such award immediately prior to the Effective Date of the Merger.

     3.3 United Delaware Common Stock.

     Upon the Effective Date of the Merger, each share of United Delaware Common
Stock issued and outstanding  immediately  prior thereto shall, by virtue of the
Merger and without any action by United  Delaware,  the holder of such shares or any other  person,  be canceled  and  returned to the status of  authorized  but unissued shares.

     3.4 Exchange of Certificates.

          (a)  After  the  Effective  Date  of the  Merger,  each  holder  of an outstanding  certificate  representing United Illinois Common Stock may, at such  holder's  option,  surrender the same for  cancellation  to our Stock
     Transfer  Department,  as exchange agent (the "Exchange  Agent"),  and each such holder shall be entitled to receive in exchange therefor a certificate or  certificates  representing  the  number  of  shares  of  the  Surviving
     Corporation's Common Stock into which the surrendered shares were converted as  provided  herein.  Unless and until so  surrendered,  each  outstanding certificate theretofore representing shares of United Illinois Common Stock shall be deemed for all purposes to  represent  the number of shares of the
     Surviving  Corporation's  Common  Stock into  which  such  shares of United
     Illinois Common Stock were converted in the Merger.

          (b) The  registered  owner on the books and  records of the  Surviving
     Corporation  or the Exchange  Agent of any shares of stock  represented  by such outstanding  certificate shall, until such certificate shall have been surrendered  for transfer or conversion  or otherwise  accounted for to the
     Surviving  Corporation  or the  Exchange  Agent,  have and be  entitled  to exercise  any  voting  and other  rights  with  respect  to, and to receive dividends  and other  distributions  upon the shares of Common Stock of the
     Surviving  Corporation  represented  by, such  outstanding  certificate  as provided above.

          (c)  Each  certificate  representing  Common  Stock  of the  Surviving
     Corporation  so issued in the Merger shall bear the same  legends,  if any, with respect to the restrictions on  transferability as the certificates of
     United  Illinois  so  converted  and given in  exchange  therefore,  unless otherwise determined by the Board of Directors of the Surviving Corporation
     in compliance  with applicable  laws, or other such  additional  legends as agreed upon by the holder and the Surviving Corporation.

          (d) If any certificate for shares of the Surviving  Corporation  stock is to be  issued  in a name  other  than  that  in  which  the  certificate surrendered in exchange therefor is registered,  it shall be a condition of issuance thereof: (i) that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer; (ii) that such transfer otherwise be proper and comply with applicable  securities  laws; and (iii)
     that the person  requesting such transfer pay to the Surviving  Corporation or the  Exchange  Agent any  transfer or other  taxes  payable by reason of issuance  of  such  new  certificate  in a  name  other  than  that  of the registered  holder  of the  certificate  surrendered  or  establish  to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                   ARTICLE IV

                                    GENERAL

     4.1 Covenants of United Delaware.

     United  Delaware  covenants  and  agrees  that it will,  on or  before  the
Effective Date of the Merger:

          (a) qualify to do business  as a foreign  corporation  in the State of
     Illinois  and in  connection  therewith  irrevocably  appoint  an agent for service of process as required under the provisions of the IBCA;

          (b) file any and all documents  necessary for the assumption by United
     Delaware of all of the tax liabilities of United Illinois;

          (c) file the Delaware  Certificate  with the Secretary of State of the
     State of Delaware;

          (d) file  articles of merger with the  Secretary of State of the State of Illinois; and

          (e) take all such other actions as may be required by the DGCL and the
     IBCA to effect the Merger.

     4.2 Covenants of United Illinois.

     United  Illinois  covenants  and  agrees  that it will,  on or  before  the
Effective Date of the Merger,  take all such other actions as may be required by the DGCL and the IBCA to effect the Merger.

     4.3 Further Assurances.

     From time to time, as and when required by the Surviving  Corporation or by its  successors  or assigns,  there shall be executed and delivered on behalf of
United  Illinois such deeds and other  instruments,  and there shall be taken or caused to be taken by the Surviving Corporation and United Illinois such further and other  actions  as shall be  appropriate  or  necessary  in order to vest or perfect in or conform of record or otherwise by the Surviving  Corporation,  the title  to and  possession  of  all  the  property,  interests,  assets,  rights, privileges,  immunities, powers, franchises and authority of United Illinois and otherwise  to carry out the  purposes of this  Agreement,  and the  officers and directors of the Surviving  Corporation are fully  authorized in the name and on behalf of United  Illinois or  otherwise  to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.4 Abandonment.

     At any time before the Effective Date of the Merger,  this Agreement may be terminated  and the Merger may be  abandoned  for any reason  whatsoever  by the
Board of  Directors  of either  United  Illinois  or United  Delaware,  or both, notwithstanding  the approval of this  Agreement by the  shareholders  of United
Illinois or the sole stockholder of United Delaware or both.

     4.5 Amendment.

     The Boards of  Directors  of the  Constituent  Corporations  may amend this
Agreement at any time prior to the filing of this  Agreement (or  certificate in lieu  thereof)  with the  Secretaries  of State of the  States of  Delaware  and
Illinois,  provided  that an amendment  made  subsequent to the adoption of this
Agreement  by the  stockholders  of either  Constituent  Corporation  shall not, unless approved by the  stockholders as required by law: (i) alter or change the amount  or kind of  shares,  securities,  cash,  property  and/or  rights  to be received in  exchange  for or on  conversion  of all or any of the shares of any class or series thereof of such  Constituent  Corporation;  (ii) alter or change any term of the Certificate of Incorporation of the Surviving  Corporation to be
effected by the Merger; or (iii) alter or change any of the terms and conditions of this  Agreement,  if such  alteration  or change would  adversely  affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.6 Agreement.

     Executed copies of this Agreement will be on file at the principal place of business of the Surviving  Corporation at 5250 South Sixth Street,  Springfield,
Illinois 62703.

     4.7 Governing Law.

     This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the IBCA.

     4.8 Counterparts.

     This  Agreement may be executed in  counterparts  (including by facsimile), each of which  shall be deemed  to be an  original  and all of which,  together, shall constitute the same instrument.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first written above.

                                        UNITED TRUST GROUP, INC.
                                        an Illinois corporation

                                        By:

                                        ___/s/ Theodore C. Miller______________
                                        Name: Theodore C. Miller
                                        Title:  Senior Vice President

                                        UTG, INC.
                                        a Delaware corporation

                                        By:

                                        ___/s/ Theodore C. Miller______________
                                        Name:  Theodore C. Miller
                                        Title:  Senior Vice President